UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007
PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Entry into a Material Definitive Agreement.
     On September 27, 2007, Pike Electric, Inc. (the “Company”), a wholly-owned subsidiary of Pike Electric Corporation, entered into a separation agreement and general release (the “Separation Agreement”) with Mark Thomson, its former Chief Information Officer, effective as of September 7, 2007. Under the terms of the Separation Agreement, Mr. Thomson will receive (i) an aggregate severance payment of $325,000 payable in twelve (12) equal monthly installments in accordance with the Company’s ordinary payroll practices and (ii) health and medical coverage at the same benefit level to which he was entitled as of his separation from the Company until the earlier of September 7, 2008 or his employment by an organization providing him group health, life or accident insurance. The Separation Agreement includes non-competition, non-solicitation and non-disclosure covenants as well as a release by Mr. Thomson of the Company and its related parties. Mr. Thomson’s unvested stock options and unvested shares of restricted common stock were forfeited upon his termination.
     The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits
The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release by and between Mark Thomson and Pike Electric, Inc.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: September 27, 2007	By:	/s/ James R. Fox

	Name:	James R. Fox
	Title:	Vice President & General Counsel

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
September 27, 2007	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release by and between Mark Thomson and Pike Electric, Inc.